UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Penns Woods Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2006 PROXY

PENNS WOODS BANCORP, INC.

300 Market Street

Williamsport, PA 17701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 26, 2006

To Our Shareholders:

Notice is hereby given that the Annual Meeting of shareholders of Common Stock of Penns Woods Bancorp, Inc., (the “Corporation”) will be held at the Holiday Inn Williamsport, 100 Pine Street, Williamsport, PA 17701, on Wednesday, April 26, 2006 at 1:00 P.M., for the purpose of considering and voting upon the following matters:

1.     To elect four (4) Class 2 Directors, to serve for a three-year term that will expire in 2009, and until their successors are elected and qualified;

2.     To approve the Penns Woods Bancorp, Inc. 2006 Employee Stock Purchase Plan (the ”Employee Stock Purchase Plan”);

3.     To ratify the appointment by the Corporation’s Board of Directors of S.R. Snodgrass, A.C., of Wexford, Pennsylvania, Certified Public Accountants as the independent auditors for the Corporation for the year ending December 31, 2006; and

4.     To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

Holders of record at the close of business on March 7, 2006, shall be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

You are urged to mark, sign, date, and promptly return your Proxy in the enclosed postage-paid envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional Proxy solicitation.

You are cordially invited to attend the Annual Meeting. The giving of such Proxy does not affect your right to vote in person at the Annual Meeting, if you give written notice to the Secretary of the Corporation of your intention to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Ronald A. Walko
Ronald A. Walko
President and Chief Executive Officer

Dated: March 21, 2006

PENNS WOODS BANCORP, INC.

300 Market Street

Williamsport, PA  17701

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, APRIL 26, 2006

Introduction, Date, Time, and Place of Annual Meeting

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PENNS WOODS BANCORP, INC. (the “Corporation”) a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting (the “Annual Meeting”) of holders of Common Stock (the “Common Stock”) of the Corporation to be held on Wednesday, April 26, 2006, at 1:00 P.M., at the Holiday Inn Williamsport, 100 Pine Street, Williamsport, PA 17701, and any adjournment or postponement thereof.

The main office of the Corporation is located at 115 South Main Street, Jersey Shore, PA 17740. The telephone number is
(570) 398-2213. All inquiries should be directed to Ronald A. Walko, President of the Corporation, (570) 322-1111. Jersey Shore State Bank (the “Bank”) is a wholly owned subsidiary of the Corporation.

Solicitation and Revocability of Proxies

This Proxy Statement and enclosed form of Proxy (the “Proxy”) are first being sent to shareholders of the Corporation on or about March 21, 2006. Shares represented by the Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted “FOR” the Class 2 nominees noted, “FOR” the approval of the Employee Stock Purchase Plan, and “FOR” the ratification of the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent auditors of the Corporation for the year ending December 31, 2006. The execution and return of the enclosed Proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person if the shareholder gives written notice to the Secretary of the Corporation. The cost of assembling, printing, mailing, and soliciting Proxies, and any additional material, which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the solicitation of Proxies by use of the mails, directors, officers, and employees of the Corporation and/or the Bank may solicit Proxies by telephone, telegraph, or personal interview, with nominal expense to the Corporation. The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding Proxy soliciting material to the beneficial owners of shares.

A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted (1) by giving written notice of revocation to Ronald A. Walko, President and Chief Executive Officer, Penns Woods Bancorp, Inc., 300 Market Street, Williamsport, PA 17701, (2) by executing a later-dated Proxy and giving written notice thereof to the President of the Corporation, or (3) by voting in person after giving written notice to the President of the Corporation.

Quorum

Pursuant to the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall constitute a quorum for transaction of business at the Annual Meeting.

Voting Securities

Holders of record of the Common Stock, par value $8.33 per share, at the close of business on March 7, 2006 will be entitled to notice of and to vote at the Annual Meeting. On March 7, 2006 there were 3,955,787 shares of Common Stock outstanding. Each share of the Common Stock outstanding as of the close of business on March 7, 2006, is entitled to one vote on each matter that comes before the meeting and holders do not have cumulative voting rights with respect to the election of directors.

Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Votes withheld, abstentions, and broker non-votes will be counted in determining the presence of a quorum for the particular matter.

Assuming the presence of a quorum, the four nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not constitute or be counted as votes cast for such nominee.

Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders at the Annual Meeting is required for the approval of the Employee Stock Purchase Plan and the ratification of the independent auditors. Abstentions and broker non-votes will not constitute or be counted as votes cast and therefore will not affect the votes on the approval of the Employee Stock Purchase Plan or on the ratification of auditors.

All Proxies properly executed and not revoked will be voted as specified.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Corporation appointed the following committees for 2005:

		Number of Times
		Met During 2005
AUDIT:	Phillip H. Bower, H. Thomas Davis Jr., James M. Furey II, R. Edward Nestlerode Jr., and James E. Plummer	4*

BUILDING:	Lynn S. Bowes, Michael J. Casale Jr., H. Thomas Davis Jr., Jay H. McCormick, and R. Edward Nestlerode Jr.	0

The Bank appointed the following committees for 2005:

AUDIT:	Phillip H. Bower, H. Thomas Davis Jr., James M. Furey II, R. Edward Nestlerode Jr., and James E. Plummer	4

BUILDING & INSURANCE:	Phillip H. Bower, Michael J. Casale Jr., H. Thomas Davis Jr., James M. Furey II, and Jay H. McCormick	0

EXECUTIVE:	Lynn S. Bowes, Michael J. Casale Jr., H. Thomas Davis Jr., Jay H. McCormick, and R. Edward Nestlerode Jr.	0

COMPENSATION & BENEFITS:	Lynn S. Bowes, Michael J. Casale Jr., Jay H. McCormick, R. Edward Nestlerode Jr., and James E. Plummer	1

ASSET LIABILITY:	Phillip H. Bower, Lynn S. Bowes, James M. Furey II, James E. Plummer, Hubert A. Valencik, Ronald A. Walko, William H. Rockey, William P. Young, and Brian L. Knepp. Mr. Young and Mr. Knepp are employees of the Bank.	4

*Audit Committee functions were performed by the Audit Committee of the Bank, which is synonymous with the Audit Committee of the Corporation and is composed of five (5) independent directors of the Bank who are directors of the Corporation.

The Board of Directors of the Corporation met ten (10) times during 2005. The Board of Directors of the Bank met twenty-six (26) times during 2005. All of the Directors, except Phillip H. Bower, attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees of which they were members.

In the view of the Board of Directors, all directors who are independent within the meaning of the NASDAQ listing standards should participate in the selection of director nominees. Accordingly, all directors, except for Directors Walko, Rockey, and Valencik, participate in the selection of director nominees. Directors who participate in the selection of director nominees operate under a written charter, a copy of which is included as an exhibit to the proxy statement for the Corporation’s 2004 Annual Meeting of shareholders and is available upon request to the Corporation’s President. Independent directors considering the selection of director nominees will consider candidates recommended by shareholders. Shareholders desiring to submit a candidate for consideration as a nominee of the Board of Directors must submit the same information with regard to the candidate as that required to be included in the Corporation’s proxy statement with respect to nominees of the Board of Directors in addition to any information required by the Bylaws of the Corporation. Shareholder recommendations should be submitted in writing to Penns Woods Bancorp, Inc., 300 Market Street, Williamsport, PA 17701 (Attention: President and Chief Executive Officer), on or before December 31 of the year preceding the year in which the shareholder desires the candidate to be considered as a nominee. Although the Board of Directors at this time does not utilize specific written qualifications, candidates must have a general understanding of the financial services industry or otherwise be able to provide some form of benefit to the Corporation’s business, possess the skills and capacity necessary to provide strategic direction to the Corporation, be willing to represent the interests of all shareholders, be able to work in a collegial board environment, and be available to devote the necessary time to the business of the Corporation. In addition to these requirements, candidates will be considered on the basis of diversity of experience, skills, qualifications, occupations, education, and backgrounds, and whether the candidate’s skills and experience are complementary to the skills and experience of other Board members. Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by the independent directors.

Nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be submitted to the Secretary of the Corporation not less than ninety (90) days or more than one hundred fifty (150) days prior to the Annual Meeting, which notice must contain certain information specified in the Bylaws. No notice of nomination for election as a director has been received from any shareholder as of the date of this Proxy Statement. If a nomination is attempted at the Annual Meeting that does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

COMPENSATION OF DIRECTORS

All directors of the Bank received $650 for each meeting of the Board of Directors and $300 for each committee meeting of the Board of Directors of the Bank held during 2005. A $3,000 retainer fee was also paid to each Director of the Corporation during 2005. In addition, Directors receive compensation for accompanying an officer on property appraisals at a rate of $20 for the first hour and $10 for each subsequent hour. The Secretary of the Board of Directors also receives $150 for each Board meeting. In the aggregate, the Board of Directors received $180,300 for all Board of Directors’ meetings and committee meetings of the Bank attended. This total also includes the total received for appraisals, and the secretarial function. A portion of fees earned was used to fund a deferred compensation plan for the Directors who participated in the plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. James E. Plummer retired from Jersey Shore State Bank in June 1995. He was the President of Lock Haven Savings Bank until April 1995. He is currently a member of the Compensation and Benefits Committee. Mr. Plummer has no disclosable relationships or related transactions with the Corporation or any other subsidiary. He is Secretary of the Board of Directors of the Bank.

ELECTION OF DIRECTORS

The Bylaws provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) Directors who are shareholders, the exact number to be fixed and determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any annual or special meeting. The Board of Directors has set the number of Directors at eleven (11). The Bylaws further provide that the Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2, and Class 3. The Directors of each class serve for a term of three (3) years and until their successors are elected and qualified. Under Pennsylvania law, and the Corporation’s articles of incorporation, Directors of the Corporation can be removed from office by a vote of shareholders only for cause. The Directors of the Corporation serve as follows:

Nominees for election as Class 2	Class 3 Directors	Class 1 Directors
Directors to serve until 2009:	whose term expires in 2008:	whose term expires in 2007:
James M. Furey, II (age 58)	Lynn S. Bowes (age 68)	Michael J. Casale Jr. (age 54)
Leroy H. Keiler III (age 42)	H. Thomas Davis Jr. (age 57)	R. Edward Nestlerode Jr. (age 53)
James E. Plummer (age 63)	Jay H. McCormick (age 68)	William H. Rockey (age 59)
Hubert A. Valencik (age 64)		Ronald A. Walko (age 59)

The Board of Directors has affirmatively determined that all of the Corporation’s Directors are independent within the meaning of the NASDAQ listing standards, except for Ronald A. Walko, President and Chief Executive Officer of the Corporation and the Bank, William H. Rockey, Senior Vice President of the Corporation and the Bank, and Hubert A. Valencik, retired Chief Operations Officer of the Bank and former Senior Vice President of the Corporation (2005). The Board categorically determined that a lending relationship resulting from a loan made by the Bank to a Director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. The Board also categorically determined that maintaining with the Bank a deposit, savings, or similar account by a Director or any of the Director’s affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers.

The Proxies solicited hereunder will be voted “FOR” (unless otherwise directed) the four (4) nominees listed previously for election as Class 2 Directors. Each nominee has agreed to serve if elected and qualified. The Corporation does not contemplate that any nominee will be unable to serve as a Director for any reason. However, in the event one or more of the nominees should be unable to stand for election, Proxies will be voted for the remaining nominees and such other persons selected by the Board of Directors, in accordance with the best judgment of the Proxy holders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL OWNERS

As of March 7, 2006, there were no persons who owned of record or who are known by the Board of Directors to be beneficial owners of more than 5% of the Corporation’s Common Stock.

BENEFICIAL OWNERSHIP AND OTHER INFORMATION REGARDING DIRECTORS AND MANAGEMENT

The following table sets forth as of March 7, 2006, information regarding the number of shares and percentage of the outstanding shares of Common Stock beneficially owned by each Director, Executive Officer and as a group.

	Principal Occupation for	Amount & Nature of		% of Total Shares
Name	Past Five Years	Beneficial Ownership (1)		Outstanding
Phillip H. Bower	Owner, Central Equipment Co. (Equipment Rental)	61,620	(2)	1.56%
Lynn S. Bowes	Farmer	74,914	(3)	1.89%
Michael J. Casale Jr.	Partner in the Law Firm of Casale & Bonner PC	18,584	(4)	.47%
H. Thomas Davis Jr.	President & Chief Executive Officer of Franklin Insurance Co., Inc.	17,107	(5)	.43%
Thomas A. Donofrio	Executive Vice President & Chief Administrative Officer of the Bank	400	(6)	.01%
James M. Furey II	President & Owner of Eastern Wood Products	12,637	(7)	.32%
Leroy H. Keiler, III	Leroy H. Keiler III Attorney at Law	397	(8)	.01%
Jay H. McCormick	President & Owner of J.H.M. Enterprises, Inc.	29,451	(9)	.74%
R. Edward Nestlerode Jr.	Vice President of Nestlerode Co., Inc.	11,359	(10)	.29%
James E. Plummer	Secretary of the Bank; Retired, Former President of Lock Haven Savings Bank	35,469	(11)	.90%
William H. Rockey	Senior Vice President of the Bank; Senior Vice President of the Corporation; Former President of First National Bank of Spring Mills	31,670	(12)	.80%
Hubert A. Valencik	Retired; Former Senior Vice President & Chief Operations Officer of the Bank; Former Senior Vice President of the Corporation	15,078	(13)	.38%
Ronald A. Walko	President & Chief Executive Officer of the Bank; President and Chief Executive Officer of the Corporation	16,211	(14)	.41%
All Executive Officers and Directors as a Group		324,897		8.21%

(1)   The amounts include the following shares of common stock that the individual has the right to acquire as of March 7, 2006 by exercising outstanding stock options:

Phillip H. Bower	363
James E. Plummer	1,023
Ronald A. Walko	1,089
R. Edward Nestlerode Jr.	1,023
H. Thomas Davis Jr.	660
Jay H. McCormick	693
Lynn S. Bowes	1,023
James M. Furey II	363

Total shares available to acquire by exercising outstanding stock options: 6,237

(2)   Includes 52,290 shares held jointly with spouse, 792 shares held individually, and 8,538 shares held beneficially with grandchildren.

(3)   Includes 45,551 shares held jointly with spouse, 26,065 shares held individually, and 3,298 shares held beneficially.

(4)   Includes 12,918 shares held jointly with spouse, and 5,666 shares held beneficially.

(5)   Includes 17,107 shares held individually.

(6)   Includes 400 shares held jointly with spouse.

(7)   Includes 5,947 shares held jointly with spouse, 6,110 held individually, and 580 shares held beneficially.

(8)   Includes 397 shares held jointly with spouse.

(9)   Includes 24,418 shares held individually, and 5,033 shares held beneficially.

(10) Includes 5,282 shares held jointly with spouse, 4,800 shares held individually, and 1,277 shares held beneficially with children and Company.

(11) Includes 25,112 shares held jointly with spouse, 8,790 shares held individually, and 1,567 shares held beneficially.

(12) Includes 31,670 shares held jointly with spouse.

(13) Includes 3,310 shares held jointly with spouse, and 11,768 shares held individually.

(14) Includes 15,266 shares held jointly with spouse, 435 shares held individually, and 510 shares held beneficially.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Corporation’s Officers and Directors, and any persons owning ten percent or more of the Corporation’s Common Stock, to file in their personal capacities initial statements of ownership, statements of changes in ownership, and annual statements of ownership with the Securities and Exchange Commission (the “SEC”). Persons filing such ownership statements are required by SEC regulation to furnish the Corporation with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that “late filings” be disclosed in the Corporation’s proxy statement. Based solely on the Corporation’s review of any copies of such statements received by it, the Corporation believes that during 2005 there were no late filings.

EXECUTIVE COMPENSATION

The following table sets forth the annual compensation for services in all capacities to the Corporation and the Bank for the three years ended December 31, 2005 for those persons who were as of December 31, 2005, Named Executives, the Chief Executive Officer, and other Executive Officers whose total annual salary and bonus exceeded $100,000:

SUMMARY COMPENSATION TABLE

	ANNUAL COMPENSATION				LONG TERM COMPENSATION
					AWARDS		PAYOUTS
						Securities
Name				Other	Restricted	Underlying
and				Annual	Stock	Options/	LTIP	All Other
Principal		Salary	Bonus	Compensation	Award(s)	SARs	Payouts	Compensation
Position	Year	(1)	($)	($) (2)	($)	(#)	($)	($) (3)
Ronald A. Walko	2005	$223,990	$87,061	$0	$0	0	$0	$5,546
Chief Executive	2004	$223,263	$81,802	$0	$0	0	$0	$5,717
Officer (4)	2003	$220,510	$76,514	$0	$0	0	$0	$5,473

Thomas A. Donofrio
Chief Administrative Officer (5)	2005	$100,161	$10,677	$0	$0	0	$0	$340

(1)   Total includes base salary and directors fees for Mr. Walko and base salary for Mr. Donofrio. Mr. Walko received directors’ fees of $20,550, $19,250, and $15,500 in 2005, 2004, and 2003 respectively. A retainer fee of $3,000 is included in the directors’ fee total for 2005, 2004, and 2003.

(2)   The cost of certain perquisites and other personal benefits are not included because they do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus.

(3)   Include contributions by the Bank to the Bank’s 401(k) Plan for the benefit of Mr. Walko and Mr. Donofrio.

(4)   Mr. Walko serves as both Chief Executive Officer and President of the Corporation and the Bank and is a member of the Board of Directors of the Corporation and the Bank.

(5)   Mr. Donofrio serves as both Chief Administrative Officer and Executive Vice President of the Corporation and the Bank.

OPTIONS/SAR GRANTS

There were no grants of stock options during the fiscal year 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs	Options/SARs at
			at FY-End (#)	FY-End($)
	Shares Acquired	Value	Exercisable/	Exercisabe/
Name	on Exercise (#)	Realized ($)	Unexercisable (1)	Unexercisable (2)
Ronald A. Walko	1,188	$15,777	1,089/0	$(0)/$0

(1)   All amounts represent stock options. No SARs or SARs granted in tandem with stock options were either exercised during 2005 or outstanding at fiscal year-end 2005.

(2)   “In-the-money” options are stock options with respect to which the market value of the Corporation’s Common Stock exceeded the exercise price at December 31, 2005. The value of such options is determined by subtracting the aggregate exercise price of such options from the aggregate fair market value of underlying shares of Common Stock on December 31, 2005.

PRINCIPAL OFFICERS OF THE CORPORATION

 The following table lists the Executive Officers of the Corporation as of March 7, 2006:

Name	Age	Position and/or Offices With the Corporation	Bank Employee Since	Number of Shares of the Corporation	Year First Elected an Officer
Ronald A. Walko	59	President & Chief Executive Officer	1986	16,211	1987
Thomas A. Donofrio	51	Executive V.P & Chief Admin.Officer	2005	400	2005

Mr. Walko joined the Bank in 1986 as Vice President and Senior Loan Officer. He was elected Executive Vice President and Chief Executive Officer of Penns Woods Bancorp, Inc. and the Bank in May 1999, and became President and Chief Executive Officer of Penns Woods Bancorp, Inc. and the Bank in August 2000.

 Mr. Donofrio joined the Bank in 2005 as Executive Vice President and Chief Administrative Officer.

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

Mr. Ronald A. Walko

In August of 1991, Mr. Walko entered into an Employment Agreement with the Bank. Under the terms of the Employment Agreement, he will receive an annual base salary of at least $223,990. The term of the Agreement was five years, subject to automatic renewal after each successive five-year term. The Agreement was renewed in 2001.

Under the current Employment Agreement, increases in compensation will be determined in accordance with the annual performance evaluation. Mr. Walko has the right to terminate this agreement upon 60 days written notice to the Bank if he does not receive an increase in compensation on each annual anniversary date. The Bank will also provide at its expense Mr. Walko with an automobile for business purposes, annual membership at the Ross Club or similar organization, and all benefits provided to other employees as set forth in the Employee Handbook.

The Employment Agreement may be terminated by the Bank for cause, as defined in the Agreement, whereby the Bank shall pay one-half the salary to Mr. Walko for the period of time between the Date of Termination and the end of term of the Agreement, or the date Mr. Walko commences comparable employment on a full time basis elsewhere, whichever occurs first. If the agreement is terminated by the Bank without cause, the Bank shall pay Mr. Walko his full salary for the period of time between the Date of Termination and the end of the term of the Agreement, or the date Mr. Walko commences comparable employment elsewhere on a full time basis, whichever occurs first. If during the term of the Agreement Mr. Walko dies or becomes disabled, Mr. Walko or his estate shall be paid an amount equal to six months compensation or the balance due on this contract, whichever is less. If Mr. Walko terminates this agreement because he is reduced to a lessor stature and authority, the Bank shall pay the balance of all sums due under the contract up to the Date of Termination. If Mr. Walko voluntarily terminates his agreement for reasons other than changes in stature and authority, he shall not work for another banking institution having an office in Lycoming County, Pennsylvania for a one-year period after the Date of Termination.

The Bank has entered into a severance agreement with Mr. Walko. Under the terms of the agreement, if the executive officer’s employment is terminated within two years after a change in Control of the Corporation he will be entitled to receive from the Corporation (i) his full compensation and benefits from the Notice of Termination (as defined) until the Date of Termination and (ii) a lump sum severance payment equal to two times the annual average of salary plus bonuses earned by him during the five calendar years preceding the Date of Termination; such amount would be prorated, however, if the termination occurs within two years of his 65th birthday. The Agreement also provides the executive officer with insurance coverage similar to those in effect immediately prior to the Notice of Termination for a period of twenty-four months; however, these will be reduced to the extent that he receives comparable benefits from another employer during the corresponding period. In addition to the retirement benefits he is entitled to receive under the Bank Pension Plan or any other pension or retirement plan in which he participates, the Corporation will pay him a lump sum equal to the actuarial equivalent of the excess of the accrued retirement pension up to the Date of Termination, adjusted for an additional twenty-four months of credited service at his compensation and the actual accrued up to his Date of Termination (in no event will months of age or service credit be accumulated after his 65th birthday).

During any period following a Change in Control of the Corporation, if employment is terminated by the employer for Disability, or by the employer or the employee by reason of retirement or death, the benefits shall be determined in accordance with the Corporation’s programs then in effect. If the employee is terminated by his employer for cause subsequent to a Change in Control or is terminated by the employee for other than Good Reason or retirement, he shall receive full compensation through the Date of Termination and shall have no further rights under this Agreement thereafter.

This Agreement will be in effect until Mr. Walko attains age 65 or until the Date of Termination, whichever occurs first.

Mr. Thomas A. Donofrio

In May 2005, Mr. Donofrio entered into an employment agreement with the Bank as an Executive Vice President and Chief Administrative Officer.  The term of the employment agreement extends through May 31, 2008, provided that the employment agreement will be automatically renewed for successive one-year periods thereafter commencing June 1, 2008 unless either party provides advance notice of non-renewal.  The employment agreement can also be terminated by the Bank for specified events, including designated events of cause and Mr. Donofrio’s disability for a period of six consecutive months.

The employment agreement currently provides for an annual base salary of $168,000, which may be increased from time to time by action of the Bank’s Board of Directors.  Mr. Donofrio is also be entitled to participate in the incentive bonus and other benefit programs maintained by the Bank for similarly situated officers.

The employment agreement contains a change in control provision applicable to changes in control of the Corporation or the Bank.  Generally, if Mr. Donofrio’s employment terminates as a result of events of “good reason” specified in the employment agreement following a change in control of the Corporation or the Bank, Mr. Donofrio will be entitled to a cash payment equal to two times Mr. Donofrio’s “base amount,” as determined pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended.  If the Bank terminates Mr. Donofrio’s employment in the absence of cause or disability during the employment period, the employment agreement provides that he will receive (i) continued payments of his base salary in effect on the Date of Termination plus an amount equal to his average bonus amounts during his employment for a period of twelve months or the period of time remaining on the employment period, whichever is longer, and (ii) medical benefits coverage for a period of two years following termination.

The employment agreement contains noncompete covenants which generally prohibit him from soliciting customers or engaging in banking activities within a county or any contiguous county in which a branch office of the Bank is located.  These covenants extend for a period of one year following Mr. Donofrio’s termination employment, except for a termination by the Bank or Mr. Donofrio by delivery of a notice of non-renewal in which case the covenants extend one year following the end of the existing employment period.

BOARD COMPENSATION REPORT ON EXECUTIVE COMPENSATION

The Board of Directors of the Corporation is responsible for the management of the affairs of the Corporation and the supervision of its subsidiary, Jersey Shore State Bank. The Board of Directors best serves the interest of its shareholders, customers, and the communities served by the Corporation and its subsidiary by engaging persons who have the skills and expertise to implement the strategic goals and objectives of the Corporation in a cost-effective manner. The Corporation’s philosophy concerning the Bank’s compensation program is to offer competitive compensation for each employee based upon their personal performance and contributions to the success of the Corporation.

The Compensation and Benefits Committee, which is comprised of the five (5) outside directors listed below, administers the compensation program. The Committee’s objective is to establish a compensation policy that will enable the Corporation to attract, retain, motivate, and reward Executive Officers that are critical to the success of the Corporation. The Committee believes that the existing compensation program accomplishes these objectives. The Committee determines annually the compensation of the Executive Officers, which includes the Chief Executive Officer (the “CEO”), the President, and the Executive Vice President and Chief Administrative Officer. The Board of Directors ratifies all actions taken by the Committee as they relate to the compensation of the Executive Officers.

CEO and Named Executive Compensation

The Board of Directors set the 2005 base compensation for Mr. Ronald A. Walko at $223,990, including merit increases based upon an Employment Agreement that was adopted in August 1991. The Employment Agreement is described above and on the preceding page.

Executive Officers

Increases in the compensation of the other Executive Officers is determined by the Committee based upon, among other things, the following factors:  earnings, return on assets, return on equity, total assets, and the quality of the loan portfolio of the Corporation and the Bank. Notwithstanding the foregoing, the Committee’s determination is based upon a review of all information that it deems relevant in determining, with respect to each particular Executive Officer, the compensation to be paid to such officer.

In addition to base salary, the Executive Officers of the Corporation and the Bank may participate in the annual and long term incentive plans, including stock options and bonuses that are granted to certain senior executive officers and a 401(k) plan. This plan is available to all qualified Bank employees.

The compensation opportunities that are available to the Bank’s employees are influenced by market conditions, the individual’s responsibilities, and the employee’s contributions to the success of the Corporation. Employees are reviewed annually on a calendar basis.

The Bank attempts to offer compensation that is comparable with that offered by other employers in our industry. The Corporation strives to meet its objectives and strategic goals by providing fair compensation to its employees.

Members of the Compensation & Benefits Committee

Lynn S. Bowes, Michael J. Casale Jr., Jay H. McCormick,

R. Edward Nestlerode Jr., and James E. Plummer

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly dollar change in the cumulative shareholder return on the Corporation’s Common Stock against the cumulative total return of the S&P 500 Stock Index and the NASDAQ Bank Index for the period of five (5) fiscal years assuming the investment of $100.00 on December 31, 2000 and assuming the reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

	2000	2001	2002	2003	2004	2005
Penns Woods Bancorp, Inc.	$100.00	$110.60	$118.91	$173.34	$185.78	$187.19
S&P 500	100.00	88.15	68.79	88.29	97.77	102.50
NASDAQ Bank Index	100.00	112.53	120.38	159.61	181.05	177.46

Audit Committee Report

The audit committee of the Board of Directors is composed of five (5) independent directors as defined under NASDAQ listing standards. The audit committee operates under a written charter adopted by the Board of Directors, a copy of which was included as an exhibit to the 2004 proxy statement for the Corporation, and is available upon request to the Corporation’s President.

The audit committee has reviewed the audited financial statements of the Corporation for the fiscal year ended December 31, 2005, and discussed them with, management and the Corporation’s independent accountants, S.R. Snodgrass, A.C. The audit committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.

The audit committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1, and the audit committee has discussed the accountants’ independence from the Corporation and management with the accountants.

Based on the review and discussions described above, the audit committee recommended to the Board of Directors that the Corporation’s audited financial statements for the fiscal year ended December 31, 2005, be included in the Corporation’s Annual Report on Form 10-K for that fiscal year.

In connection with standards for independence of the Corporation’s external auditors issued by the Securities and Exchange Commission, during the 2006 fiscal year the audit committee will undertake to consider in advance of the provision of any non-audit services by the Corporation’s independent accountants whether the provision of such services is compatible with maintaining the independence of the Corporation’s external auditors.

Members of the Audit Committee

Phillip H. Bower, H. Thomas Davis Jr., James M. Furey II,

R. Edward Nestlerode Jr., and James E. Plummer

Audit Fees

The fees for professional services incurred by the Corporation for services rendered by the Corporation’s independent auditors in connection with the audit of the Corporation’s financial statements for the years ended December 31, 2005 and December 31, 2004, and the review of the Corporation’s Forms 10-Q for such fiscal years was $127,396 and $99,795, respectively. All such services were performed by permanent, full-time employees of S.R. Snodgrass, A.C.

Audit-Related Fees

Audit-Related fees were for the performance of the audits of the Bank’s employee benefit plans’ financial statements for the years ended December 31, 2005 and December 31, 2004, were $12,500 and $12,034, respectively.

Tax Fees

Tax fees for the years ended December 31, 2005 and December 31, 2004 resulting from services provided by the Corporation’s independent auditors totaled $10,676 and $11,462, respectively.

Other Fees

Fees billed to the Corporation and Bank by S.R. Snodgrass, A.C. for years ended December 31, 2005 and December 31, 2004 for other services totaled $6,638 and $7,343, respectively. These services related to consulting services provided for strategic planning sessions with the Board of Directors.

Pre-approval of Audit and Permissable Non-Audit Services

The Audit committee of the Board of Directors pre-approves all audit and permissible non-audit services provided by the Corporation’s independent auditors. All of the services provided by S.R. Snodgrass, A.C. set forth above were pre-approved by the Audit Committee.

Audit Committee Financial Expert

The Board of Directors has designated James E. Plummer as the audit committee financial expert, and has determined that Mr. Plummer is independent within the meaning of the NASDAQ listing standards.

RETIREMENT PLAN

The Bank maintains a noncontributory defined benefit pension plan the (the “Plan”) for all employees hired prior to January 1, 2004, meeting certain age and length of service requirements. Benefits are based primarily on years of service and the average annual compensation earned by an employee, which is the employee’s annual compensation averaged over the five highest paid consecutive calendar years within the final ten years of employment. Annual compensation is based upon the employee’s W-2 wages, which includes base salary, bonus, personal vehicle mileage for certain executive officers, and life insurance coverage that exceeds $50,000. The Bank’s funding policy is consistent with the funding requirements of Federal law and regulations. Plan assets are comprised of Common Stock and U.S. Government and corporate debt securities. The plan was amended, effective January 1, 2004, to cease eligibility for employees with a hire date of January 1, 2004 or later. Employees with a hire date of January 1, 2004 or later are eligible to receive, after one year of service, an annual contribution by the Bank equal to a discretionary percentage of an employee’s base compensation into an account established for the employee under the 401 (k) plan.

The accrued Normal Retirement Benefit is determined by the following formula:  1.4% of the average annual compensation up to social security covered compensation multiplied by the credited service, plus 2% of the average annual compensation that is in excess of the Social Security covered compensation multiplied by the number of years of credited service. Based on the preceding formula, projected annual retirement benefits for a participant turning age 65 in 2005 are set forth below.

Final Five Years		Total Projected Years of Service
Annual Compensation		15	20	30	35
$10,000		2,100	2,800	4,200	4,900
20,000		4,200	5,600	8,400	9,800
30,000		6,300	8,400	12,600	14,700
40,000		8,400	11,200	16,800	19,600
50,000		10,617	14,156	21,235	24,774
60,000		13,617	18,156	27,235	31,774
70,000		16,617	22,156	33,235	38,774
80,000		19,617	26,156	39,235	45,774
90,000		22,617	30,156	45,235	52,774
100,000		25,617	34,156	51,235	59,774
125,000		33,117	44,156	66,235	77,274
160,000		43,617	58,156	87,235	101,774
170,000		46,617	62,156	93,235	108,774
200,000	*	55,617	74,156	111,235	129,774
225,000		58,617	78,156	117,235	136,774
250,000		58,617	78,156	117,235	136,774

*Compensation, for the purpose of calculating benefits is limited by the Internal Revenue Code to $205,000.

The estimated annual benefits payable upon retirement at normal retirement to Mr. Walko are $96,569. As of December 31, 2005, Mr. Walko was credited with nineteen years of service. The number of active Plan Participants in 2005 was 133. Total plan assets as of December 31, 2005 were $6,010,655.

Equity Compensation Plan Information

Number of
securities remaining
	Number of		available for future
	securities to be	Weighted-	issuance under
	issued upon	average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	11,972	$37.41	—

Equity compensation plans not approved by security holders	—	—	—
Total	11,972	$37.41	—

SHAREHOLDER PROPOSALS

Securities and Exchange Commission Regulations permit shareholders to submit proposals for consideration at Annual Meetings of Shareholders. Any such proposals for the Corporation’s Annual Meeting of Shareholders to be held in 2007, must be submitted in writing to the President of Penns Woods Bancorp, Inc., at its principal executive office, 300 Market Street, Williamsport, PA 17701, on or before November 21, 2006, and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that Meeting.

A shareholder proposal submitted after November 21, 2006, or which does not otherwise meet the requirements of the Securities and Exchange Commission, will not be included in the Corporation’s proxy statement for the annual meeting to be held in 2007, but may be presented for consideration at the annual meeting, if submitted to the Secretary of the Corporation not less than ninety (90) days or more than one hundred fifty (150) days prior to the annual meeting, which proposal must contain certain information required by the Bylaws. If the shareholder intending to present such a proposal has not provided the Corporation written notice of the matter on or before February 4, 2007, the proxy holders of the Board of Directors will have discretionary authority to vote on such proposal at the meeting.

CERTAIN TRANSACTIONS

There have been no material transactions between the Corporation and the Bank, or any material transactions proposed, with any Director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons. The Corporation and the Bank have had, and intend to continue to have, banking and financial transactions in the ordinary course of business with Directors and Officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

Total loans outstanding from the Bank at December 31, 2005 to the Corporation’s and the Bank’s Officers and Directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $9,635,000 or approximately 16.85% of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

APPROVAL OF
THE PENNS WOODS BANCORP, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN

The Corporation is requesting that shareholders vote to approve the Penns Woods Bancorp, Inc. 2006 Employee Stock Purchase Plan (the “Purchase Plan”). The following summary of major features of the Purchase Plan is subject to the specific provisions in the full text of the Purchase Plan set forth as Exhibit ”A” to this Proxy Statement.

The Purchase Plan will permit participants to purchase shares of Common Stock directly from the Corporation from authorized but previously unissued shares or shares held in the treasury. The Corporation will use the proceeds it receives from the sale of the common stock pursuant to the Purchase Plan for general corporate purposes. It is the Corporation’s intention that the Purchase Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Purpose of the Purchase Plan

The purpose of the Purchase Plan is to encourage and enable employees of the Corporation and its subsidiaries to acquire a proprietary interest in the Corporation through the ownership of shares in Common Stock. The Corporation believes that employees who participate in the Purchase Plan will have a closer identification with the Corporation by virtue of their ability, as shareholders, to participate in the Corporation’s growth and earnings.

Key Terms

The Purchase Plan is designed to meet the requirements of Code Section 423 and to reflect prevailing corporate governance and compensation best practices. The following is a summary of the key provisions of the Purchase Plan:

Plan Effective Date:	April 26, 2006.

Plan Term:	The Purchase Plan will remain in effect until all shares of common stock reserved thereunder have been purchased unless terminated earlier by the Corporation’s Board of Directors.

Eligible Participants:

Each employee who has six months of continuous service and whose customary employment is more than five months in a calendar year and is scheduled to work 15 or more hours per week is eligible to participate once such employee has executed a stock purchase agreement.

Shares Authorized:

500,000 shares of Common Stock, par value $8.33 per share, subject to automatic increase by a number of shares equal to 1% of the Corporation’s total outstanding shares each year up to a maximum of 1,000,000 shares.

Shares Authorized as a Percent of Outstanding Common Stock:	1% of shares outstanding on December 31, 2005, subject to the annual increase described above.

Purchase Price:

The Compensation Committee will determine and set a discount of up to 15% of the fair market value on the date of purchase, at which participants may purchase shares under the Purchase Plan. The initial discount will be 5%.

Share Limits Per Person:	Shares having a fair market value of $12,000 per employee per calendar year.

Eligibility

Any employee, who, on the offering date, has at least six months of continuous service with the Corporation or a subsidiary of the Corporation, customarily works at least five months in a calendar year and at least 15 hours per week is eligible to participate in the Purchase Plan. Non-employee directors of the Corporation or Jersey Shore State Bank are ineligible to participate in the Purchase Plan.

Administration of the Purchase Plan

The Compensation Committee of the Board administers the Purchase Plan. The Compensation Committee has the authority to make a final and binding determination of all questions of, and interpretations with respect to, the operation of the Purchase Plan.

Participation in the Purchase Plan

There are four consecutive quarterly subscription periods under the Purchase Plan in each calendar year. A subscription period begins each January 1, April 1, July 1, and October 1 and continues until the next subscription period commences. Subject to certain limitations, an employee may begin participating in the Purchase Plan effective at the beginning of a subscription period by submitting a stock purchase agreement during the enrollment period that is immediately preceding the applicable subscription period. The enrollment periods are each February, May, August, and November. Once enrolled in the Purchase Plan, a participant is able to purchase Common Stock with payroll deductions from the participant’s pay that the Corporation pays in the payroll next following the end of each calendar month. Once a quarterly subscription period is over, a participant is automatically enrolled in the next subscription period unless such participant chooses to withdraw from the Purchase Plan (as described below).

Purchasing Stock

A participant may designate that the Corporation use payroll deductions to purchase stock at a rate that is at least 1% and that does not exceed 15% of such participant’s annual compensation (which maximum rate is set, which rate the Compensation Committee may change from time to time). Subject to certain limitations, a participant may only change the percentage of earnings that is deducted to purchase shares under the Purchase Plan (other than to withdraw entirely, as set forth below) effective at the beginning of the following subscription period.

At the end of each calendar month, payroll deductions are applied automatically to purchase Common Stock in the payroll next following the end of such calendar month. Each such monthly period is referred to herein as an “option period.”  The price of each share of Common Stock purchased under the Purchase Plan will be equal to its fair market value as of the end of such option period less any discount set by the Board. The discount can range from 0% to 15%, as determined by the Board. The Board presently expects to set the discount at 5%, subject to the Board’s discretion to change the discount from time to time in accordance with the Plan. The Purchase Plan defines “fair market value” as the closing sale price per share as listed on the national securities exchange or quotation system on which Common Stock is listed or reported on such date. The number of shares purchased is determined by dividing the payroll deductions for the payroll period by the price paid by the participant. Fractional shares are issued, so no funds will be carried over to the next period. All shares purchased are credited to the participant but are initially registered in the name of the Corporation’s transfer agent. Once the shares are deposited with the transfer agent, the participant is free to do whatever the participant wishes with the shares, including sell them or have the shares transferred directly into such participant’s name or into the participant’s name with another as joint tenants with right of survivorship.

Limitations

If the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, spin-off, or similar event affecting the common stock, the Board will appropriately adjust the number of shares available under the Purchase Plan.

The Purchase Plan does not permit a participant to purchase shares under the Purchase Plan if the participant would own Common Stock possessing 5% or more of the total combined voting power or value of all classes of the Corporation’s stock. The Purchase Plan also does not permit a participant to purchase Common Stock with a fair market value in excess of $12,000 in any one calendar year. These limitations are to ensure, in part, that the Purchase Plan complies with Code requirements.

A participant does not have the rights of a shareholder until the participant actually purchases the shares of stock. A participant may not transfer the right to purchase stock under the Purchase Plan.

Written Statements

The Purchase Plan’s administrator will provide each participant with a quarterly written statement indicating the number of shares of stock purchased under the Purchase Plan for such quarter, the aggregate number of shares accumulated under the Purchase Plan, and other relevant information.

Withdrawing from the Purchase Plan

Subject to certain limitations, a participant may stop participating in the Purchase Plan at any time by providing notice in the form specified by the Corporation. If a participant withdraws from the Purchase Plan, participation will end effective at the beginning of the next calendar month after the participant provides such notice. If an employee that has previously withdrawn from the Purchase Plan wishes to resume participation, the employee must re-enroll effective beginning the next quarterly subscription period. If a participant terminates employment at the Corporation at any time, participation in the Purchase Plan automatically terminates.

Termination and Amendments

The Board has the power to amend or terminate the Purchase Plan at any time, except that the Board may not, without first obtaining shareholder approval, increase the number of shares reserved under the Purchase Plan other than as otherwise provided in the Purchase Plan, change the eligibility requirements to participate in the Purchase Plan, or otherwise materially change the benefits provided in the Purchase Plan.

Certain Federal Income Tax Consequences of the Purchase Plan

The following summarizes the federal income tax consequences of a employee’s participation in the Purchase Plan. This summary does not address federal employment taxes, state and local income taxes, and other taxes that may be applicable and is not intended to be a complete description of the tax consequences of participation in the Purchase Plan.

The Corporation intends that the Purchase Plan qualify as an “employee stock purchase plan” within the meaning of Code Section 423. As such, a participant will not recognize taxable income upon enrollment in the Purchase Plan or purchasing shares. In general, a participant recognizes taxable income in the year in which the shares of stock purchased under the Purchase Plan is sold or otherwise disposed of (including by gift).

Qualifying Dispositions. If a participant does not dispose of shares acquired pursuant to the Purchase Plan until at least two years have passed from the beginning of the month in which the participant acquired such shares (a “qualifying disposition”), the participant will have ordinary income in the year of the qualifying disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the start of the option period exceeds the purchase price paid for such shares or (ii) 15% of the fair market value of the shares on the start of the option period in which the shares were acquired. The amount of ordinary income will be added to the basis of the stock and any additional gain recognized upon the qualifying disposition will be a long-term capital gain. If the fair market value on the date of the qualifying disposition is less than the purchase price paid for the shares, there will be no ordinary income and any loss will be a long-term capital loss.

Disqualifying Dispositions. If a participant disposes of shares acquired pursuant to the Purchase Plan at any time within two years from the start of the option period in which the participant acquired such shares (a “disqualifying disposition”), the participant will have ordinary income in the year of the disqualifying disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price. The amount of the ordinary income will be added to the basis of the stock, and any resulting gain or loss upon the disposition will be a capital gain or loss. The capital gain or loss will be long-term if the participant holds the stock for more than one year.

When a participant disposes of shares acquired under the Purchase Plan in a disqualifying disposition, the Corporation may take a deduction for federal income tax purposes in an amount equal to the ordinary income the participant recognizes in the disposition. The Corporation is not entitled to any other deductions if shares are disposed of in a qualifying disposition. Participants may be limited in their ability to take capital losses that they may incur. Maximum tax rates applicable to capital gains vary, so treatment of any particular participant’s capital gains will also vary.

Summary of Benefits

It is not possible to determine the number of shares of stock that any particular individual will purchase under the Purchase Plan in the future.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PURCHASE PLAN. The affirmative vote of a majority of all votes cast at the Annual Meeting is required to approve the Purchase Plan. Abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the Annual Meeting. All proxies will be voted “FOR” approval of the Purchase Plan unless a shareholder specifies to the contrary on such shareholder’s proxy card.

RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors of the Corporation has appointed the firm of S.R. Snodgrass, A.C., Certified Public Accountants (the “Auditors”), of Wexford, Pennsylvania, as the Corporation’s independent auditors for its 2006 fiscal year. Such appointment is being submitted to shareholders for ratification.

The Auditors served as the Corporation’s independent public accountants for the 2005 fiscal year, provided assistance to the Corporation and the Bank in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. The non-audit services were approved by the Corporation’s and the Bank’s Board of Directors after due consideration of the effect of the performance thereof on the independence of the Auditors and after the conclusions by the Corporation’s and the Bank’s Board of Directors that there was no effect on the independence of the Auditors. The Auditors have advised the Corporation that none of its members have any financial interest in the company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION FOR THE APPOINTMENT OF S.R. SNODGRASS, A.C., AS THE CORPORATIONS’ INDEPENDENT AUDITORS FOR THE 2006 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the Annual Meeting is required to ratify the appointment. All proxies will be voted “FOR” ratification appointment unless a shareholder specifies to the contrary on such shareholder’s proxy card.

ANNUAL REPORT

A copy of the Corporation’s Annual Report and Form 10-K for its fiscal year ended December 31, 2005 is enclosed with this Proxy Statement. A representative of S.R. Snodgrass, A.C., the accounting firm that examined the financial statements in the Annual Report, will attend the Annual Meeting. This representative will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.

OTHER MATTERS

The Board of Directors of the Corporation is not aware that any other matters are to be presented for action, other than the matters described in the accompanying Notice of Annual Meeting of Shareholders. Because the Corporation has not received notice of any other matters to be presented for action at the meeting; if any other matters properly come before the Meeting, or any adjournments thereof, the proxy holder(s) is (are) authorized to vote thereon at their discretion.

All directors of the Corporation are expected to attend the Corporation’s Annual Meeting of Shareholders. In 2005, nine directors attended the Annual Meeting of Shareholders.

Shareholders may communicate directly with the Board of Directors of the Corporation by contacting the Corporation’s President & Chief Executive Officer, Ronald A. Walko, 300 Market Street, Williamsport, PA 17701 (570-322-1111). All bona fide communications received by the Corporation’s President & Chief Executive Officer will be relayed to the applicable member of the Board of Directors, or, if no specific director is designated to receive the communication, the appropriate party.

ADDITIONAL INFORMATION

UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION’S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2005 INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13-a1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM RONALD A. WALKO, PRESIDENT, PENNS WOODS BANCORP, INC.

By Order of the Board of Directors,

/s/ Ronald A. Walko
Ronald A. Walko
President and Chief Executive Officer

Dated: March 21, 2006

Exhibit “A”

PENNS WOODS BANCORP, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

(Effective April 26, 2006)

ARTICLE I

PURPOSE AND SCOPE OF THE PLAN

Section 1.1             PURPOSE.

The Penns Woods Bancorp, Inc. 2006 Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Company. The Plan is intended to qualify as an “employee stock purchase plan” under Code Section 423 and to be exempt from the application and requirements of Code Section 409A, and shall be construed accordingly.

Section 1.2             DEFINITIONS.

Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

“Board of Directors” means the board of directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board of Directors, which shall administer the Plan as provided in Section 1.3.

“Common Stock” means the common stock of the Company, par value $8.33 per share.

“Company” means Penns Woods Bancorp, Inc.

“Compensation” means an Employee’s salary or hourly base rate of pay, as the case may be, and commissions but excludes bonuses, disability payments, workers’ compensation payments, and any other payment in excess of normal salary or hourly pay, received by an Employee for services performed for the Company or a Subsidiary during an Option Period. Any adjustments to Compensation shall be made on the next available Pay Date.

“Continuous Service” means the period of time, uninterrupted by a termination of employment, that an Employee has been employed by the Company or a Subsidiary, or both, immediately preceding the first day of the Subscription Period in which such Employee wishes to participate in the Plan. Such period of time shall include any leave of absence permitted or required to be taken into account by applicable Treasury Regulations.

“Employee” means any common law employee of the Company or a Subsidiary.

“Enrollment Period” means each period of each Plan Year from February 1 through February 28 (or February 29, if the Plan Year is a leap year), from May 1 though May 31, from August 1 through August 31, and from November 1 through November 30.

“Exercise Date” means each the last day of each calendar month.

“Fair Market Value” of a share of Common Stock on any given date means the closing sale price for such shares on that date as listed on Nasdaq (or any national securities exchange or quotation system on which the Common Stock is then listed or reported). If a closing sale price for the Common Stock for the given date is not listed or reported, or if there is none, the Fair Market Value shall be equal to the closing sale price on the nearest trading day preceding such date. Notwithstanding the foregoing, if, in the Board of Directors’ judgment, there are unusual circumstances or occurrences under which the otherwise determined Fair Market Value of the Common Stock does not represent the actual fair value thereof, then the Fair Market Value of such Common Stock shall be determined by the Board of Directors on the basis of such prices or market quotations as it shall deem appropriate and fairly reflective of the then fair value of such Common Stock.

“Finance Department” means the department designated by the Board to administer the Plan.

“Leave of Absence” means, for purposes of participation in the Plan, an Employee’s sick leave or other leave of absence approved by the Company, except that where the period of leave exceeds three months and the Employee’s right to reemployment is not guaranteed by statute or by contract, (i) the Employee shall not be deemed on a Leave of Absence as of the first day following the end of such three-month period, (ii) such Employee’s employment relationship with the Company shall be deemed terminated, and (iii) such Employee’s right to participate in the Plan and to purchase Common Stock hereunder shall terminate.

“Offering Date” means the day beginning at 12:01 a.m. on the Saturday following each Exercise Date.

“Option Period” means each period beginning on an Offering Date and ending on the next succeeding Exercise Date. The initial Option Period shall begin on the first Offering Date that follows shareholder approval of this Plan.

“Option Price” means the purchase price of a share of Common Stock hereunder as provided in Section 3.1.

“Participant” means any Employee who (i) is eligible to participate in the Plan under Section 2.1 and (ii) elects to participate.

“Pay Date” means the Company’s regularly scheduled bi-weekly date in which Employees receive their paychecks.

“Plan” means the Penns Woods Bancorp, Inc. 2006 Employee Stock Purchase Plan, as the same may be amended from time to time.

“Plan Year” means the 12-consecutive-month period beginning on January 1st and ending on the following December 31st.

“Stock Purchase Account” or “Account” means an account established and maintained in the name of each Participant to record the dollar amounts accumulated on such Participant’s behalf each Option Period.

“Stock Purchase Agreement” means the form prescribed by the Committee that must be executed by an Employee who elects to participate in the Plan. The proper execution and filing of such form shall constitute the grant of an option from time to time to the Employee in accordance with the terms of the Plan and the terms of such form.

“Subscription Period” means each period in each Plan Year (i) beginning on each January 1 and continuing through each March 31; (ii) beginning on each April 1 and continuing through each June 30; (iii) beginning on each July 1 and continuing through September 30; and (iv) beginning each October 1 and continuing through December 31.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock as determined pursuant to Code Section 424(f).

Section 1.3             ADMINISTRATION OF PLAN.

The Plan shall be administered by the Committee. Subject to direction by the Board of Directors and the express provisions of this Plan, the Committee shall be authorized to prescribe, amend, and rescind rules and regulations relating to the Plan and the Committee’s administration thereof; to interpret the Plan; to fix the terms of an offering under the Plan; to prescribe the maximum percentage of payroll deductions permitted for a Subscription Period; to restrict participation in the Plan consistent with any requirement of law or regulation; and to make all other determinations necessary to the administration of the Plan, including appointment of individuals to facilitate the day-to-day operation thereof. The Committee’s determinations as to the interpretation and operation of the Plan shall be final and conclusive.

Section 1.4             EFFECTIVE DATE OF PLAN.

The effective date of the Plan is April 26, 2006, subject to the Plan being approved by shareholders of the Company within 12 months before or after the adoption of the Plan by the Board of Directors.

Section 1.5             TERMINATION OF PLAN.

The Board of Directors shall have the right to terminate the Plan at any time. Upon any such termination, the dollar amount, if any, in each Participant’s Account shall be distributed to such Participant.

ARTICLE II

PARTICIPATION

Section 2.1             ELIGIBILITY.

Each Employee, who on an Offering Date (i) will have at least six months of Continuous Service, (ii) whose customary employment with the Company or a Subsidiary is more than five months in a calendar year, and (iii) whose customary employment with the Company or a Subsidiary is 15 hours or more per week, may become a Participant by executing and filing with the Human Resources Department a Stock Purchase Agreement during an Enrollment Period. Such participation shall begin on the next Subscription Period following the Human Resources Department’s receipt of the Participant’s properly completed Stock Purchase Agreement. Any election to participate shall be effective subject to the Company’s Policy on Material Nonpublic Information and Personal Investing for Directors, Executive Officers and Affiliates or similar policy that may be in effect at the time of such election. An election to participate shall continue in effect until termination of participation occurs in accordance with Article V.

Section 2.2             PAYROLL DEDUCTIONS.

Payment for shares of Common Stock purchased under the Plan shall be made solely by authorized payroll deduction from each payment of Compensation in accordance with the Participant’s Stock Purchase Agreement. Deductions from payroll for each Option Period shall be made on the Pay Date next following the relevant Exercise Date. Such payroll deduction shall be expressed as a percentage of Compensation (determined on the first day of each Subscription Period) no greater than the percentage set by the Committee, but shall not be less than 1% of such Participant’s Compensation, per Option Period. The maximum such percentage that may be fixed by the Committee shall be 15%. A Participant may not increase or decrease the percentage deduction during a Subscription Period (other than to withdraw or terminate participation pursuant to Article V hereunder). Subject to the Company’s Policy on Material Nonpublic Information and Personal Investing for Directors, Executive Officers and Affiliates or similar policy that may be in effect at the time of such election, however, a Participant may change the percentage deduction for any subsequent Subscription Period by filing notice thereof with the Human Resources Department during the time period described in Section 2.1 for filing a Stock Purchase Agreement. Amounts deducted from a Participant’s Compensation pursuant to this section shall be credited to such Participant’s Stock Purchase Account.

Section 2.3             TRANSFER OF PAYROLL DEDUCTIONS.

All payroll deductions withheld by a Subsidiary under the Plan shall be immediately transferred to the Company.

Section 2.4             LEAVE OF ABSENCE.

If a Participant goes on a Leave of Absence, such Participant’s participation in the Plan shall continue provided that such Participant continues to receive Compensation. If such Participant ceases to receive Compensation while on a Leave of Absence, such Participant’s participation shall automatically terminate.

ARTICLE III

PURCHASE OF SHARES

Section 3.1             OPTION PRICE.

The Option Price shall not be less than 85%, or more than 100%, as set by the Committee from time to time, of the Fair Market Value of a share of Common Stock on a relevant Exercise Date.

Section 3.2             PURCHASE OF SHARES.

On each Exercise Date, the amount in a Participant’s Stock Purchase Account shall be charged with the aggregate Option Price of the largest number of shares of Common Stock (including fractional shares) that can be purchased with such amount.

Section 3.3             LIMITATIONS ON PURCHASE.

No Participant shall purchase Common Stock hereunder in any calendar year having an aggregate Fair Market Value, determined on each Offering Date, of more than $12,000, provided that any such purchase shall not exceed the limitations imposed by Code Section 423(b)(8). Further, no Participant shall purchase Common Stock hereunder if, by reason of such purchase, such Participant shall be deemed to possess five percent or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. For purposes of the preceding sentence, the rules promulgated pursuant to Code Section 424(d) shall apply and Common Stock that a Participant may purchase under outstanding options granted pursuant to any plan of the Corporation or a Subsidiary shall be treated as stock owned by the Participant.

Section 3.4             RESTRICTION ON TRANSFERABILITY.

Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable except by will and the laws of descent and distribution.

ARTICLE IV

PROVISIONS RELATING TO COMMON STOCK

Section 4.1             COMMON STOCK RESERVED.

Except as provided in Section 4.2, no more than 500,000 shares of Common Stock may be sold pursuant to options granted under the Plan. Such number shall be subject to adjustments effected in accordance with Section 4.2. In addition, at the beginning of each Plan Year, the aggregate number of shares of Common Stock reserved for issuance under this Plan shall be increased automatically by a number of shares equal to 1% of the total outstanding shares of the Company as of the immediately preceding December 31; provide however, that such annual increases shall in no event cause the number of shares issuable under the Plan to exceed 1,000,000 shares. Such numbers of shares authorized under the Plan shall be subject to adjustment effected in accordance with Section 4.2.

Section 4.2             ADJUSTMENT FOR CHANGES IN COMMON STOCK.

(i)   In the event that the shares of Common Stock of the Company as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased or decreased through the payment of a stock dividend, stock split, or reverse stock split, then, subject to the provisions of subsection (iii) below, there shall be substituted for or added to each share of Common Stock that was theretofore appropriated, or that thereafter may become subject to an offering under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged or to which such share shall be entitled, as the case may be. Outstanding Stock Purchase Agreements shall be deemed to be amended as to price and other terms, as may be necessary to appropriately reflect the foregoing events.

(ii)  If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities in which such stock shall have been changed or for which it shall have been exchanged, and if a majority of the disinterested members of the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any offering that was theretofore made or that may thereafter be made under the Plan, that such adjustment shall be made in accordance with such determination.

(iii) An offering pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments or reclassifications, reorganizations or changes in its capital or business structure, to merge, to consolidate, to dissolve, to liquidate, or to sell or transfer all or any part of its business or assets.

Section 4.3             INSUFFICIENT SHARES.

If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1, (i) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, (ii) any cash remaining in each Participant’s Stock Purchase Account shall be distributed to such Participant at the next available Pay Date, and (iii) the Plan shall automatically terminate immediately after such Exercise Date.

Section 4.4             CONFIRMATION OF PURCHASES; REGISTRATION OF SHARES.

Each Participant shall be provided with a quarterly written statement indicating the number of shares of Common Stock purchased under the Plan by the Participant in such quarter, the aggregate number shares of Common Stock accumulated under the Plan by the Participant, and other relevant information with respect to the Participant’s participation in the Plan. All shares purchased shall be credited to such Participant, but shall initially be registered in the name of the Company’s nominee, as agent for the Participant. Such nominee will hold the Participant’s share certificates until such time as such Participant’s participation in the Plan terminates or such Participant files a written request with the nominee to have a certificate or certificates issued in such Participant’s name. Except in the case of death, any certificate issued to a Participant must initially be issued in the Participant’s name alone or in such Participant’s name and another as joint tenants with right of survivorship. Registration of any shares following the death of a Participant will be subject to the same rules as are then applicable to decedent shareholders generally.

Section 4.5             RIGHTS AS SHAREHOLDERS.

The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Participants for whom shares have been purchased shall be entitled to all rights of a shareholder with respect to such shares, including the right to receive dividends and the right to vote. The Company will take such steps as may be necessary to ensure that each Participant whose shares are held in name of the Company’s nominee enjoys such rights.

Section 4.6             CORPORATE REORGANIZATIONS, LIQUIDATION, ETC.

In the event of any corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, provision may be made for the substitution of a new option for an old option, or an assumption of an old option, by an employer corporation or a corporation related to such corporation. Any provision for such substitution or assumption shall be subject to the limitations and provisions of Code Section 424.

ARTICLE V

TERMINATION OF PARTICIPATION

Section 5.1             WITHDRAWAL.

Subject to the Company’s Policy on Material Nonpublic Information and Personal Investing for Directors, Executive Officers and Affiliates or similar policy that may be in effect at the time, a Participant may withdraw from the Plan at any time by filing notice of withdrawal with the Company’s nominee prior to an Offering Date. Upon filing proper notice, participation in the Plan will cease effective the following Offering Date. Any Participant who withdraws from the Plan may again become a Participant by satisfying the eligibility requirements and filing a Stock Purchase Agreement as set forth in Section 2.1.

Section 5.2             TERMINATION OF ELIGIBILITY.

If a Participant ceases to be employed by the Company or a Subsidiary or otherwise becomes ineligible to participate in the Plan as set forth in Section 2.1, such Participant’s participation in the Plan shall thereupon automatically terminate. In such event, the dollar amount, if any, in such Participant’s Stock Purchase Account shall be distributed to such Participant (or in the case of death, to such Participant’s designated beneficiary(ies)) and no further shares will be purchased on such Participant’s behalf. For purposes of this section, a Participant’s participation in the Plan will not automatically terminate if such Participant becomes an individual on a Leave of Absence permitted or required to be taken into account by applicable Treasury Regulations or other law. Any Participant whose participation in the Plan is terminated pursuant to this Section may again become a Participant by satisfying the eligibility requirements and by executing and filing a Stock Purchase Agreement as set forth in Section 2.1.

Section 5.3             NO INTEREST.

No interest will be credited or paid on cash balances in a Participant’s Stock Purchase Account.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1             TAX WITHOLDING; INFORMATION RETURNS.

Each Participant shall be deemed to have consented to any income tax withholding that may hereafter be required by reason of such Participant’s participation in the Plan or the disposition of, or payment of any dividends on, shares acquired by such Participant under the Plan. The proper officers of the Company and each Subsidiary shall prepare and, where required, timely file such tax information returns and other notices as may be required by law from time to time.

Section 6.2             NOTICES.

Any notice that an Employee files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective as soon as administratively possible after such notice is received by the Human Resources Department or by the Company’s nominee, as the case may be.

Section 6.3             CONDITION OF EMPLOYMENT.

Neither the creation of the Plan, nor participation therein, shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee.

Section 6.4             AMENDMENT OF THE PLAN.

The Board of Directors may at any time, and from time to time, amend the Plan in any respect, except, that without approval of the Company’s shareholders, no amendment may (i) increase the aggregate number of shares permitted to be reserved by the Board of Directors under the Plan other than as provided in Section 4.2, (ii) materially change the Plan benefits provided for herein, (iii) change the definition of a Subsidiary, or (iv) materially change the eligibility requirements for Employees. Any amendment of the Plan must be made in accordance with applicable provisions of the Code.

Section 6.5             APPLICATION OF FUNDS.

All funds received by the Company by reason of a purchase of shares hereunder may be used for any corporate purpose.

Section 6.6             LEGAL RESTRICTIONS.

The Company shall not be obligated to sell shares of Common Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

Section 6.7             NUMBER.

Whenever used herein, singular words shall include the plural, and vice versa, as the context requires.

Section 6.8             GOVERNING LAW.

Except to the extent preempted by Federal law, the Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PENNS WOODS BANCORP, INC.

			For	With- hold	Except
2005 ANNUAL MEETING PROXY		1. ELECTION OF DIRECTORS TO SERVE FOR A THREE YEAR TERM	☐	☐	☐
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Penns Woods Bancorp, Inc. (the “Corporation”) hereby constitutes and appoints Thomas A. Donofrio and Ronald A. Walko and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the corporation, standing in my (our) names on its books on March 7, 2006, at the Annual Meeting of Shareholders of the Corporation to be held at the Holiday Inn Williamsport, 100 Pine Street, Williamsport, Pennsylvania 17701 on April 26, 2006 at 1:00 P.M., and any adjournment or postponement thereof as follows.

James M. Furey II
Leroy H. Keiler, III
James E. Plummer
Hubert A. Valencik

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		2. PROPOSAL TO APPROVE THE PENNS WOODS BANCORP, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐

			For	Against	Abstain
		3. PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS	☐	☐	☐

		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. LIGHT REFRESHMENTS WILL BE SERVED.		☐
THIS PROXY, WHEN PROPERLY SIGNED, WILL
BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2 AND 3.
Please be sure to sign and date this Proxy in the box below.	Dated:

This proxy will be voted in the discretion of the proxy holders on such other business as may properly come before the meeting or any adjournment thereof.
Shareholder sign above	Co-holder (if any) sign above

 Detach above card, sign, date and mail in postage paid envelope provided.

PENNS WOODS BANCORP, INC.

Please sign this Proxy exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, trustee or guardian, or other fiduciary capacity please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or company name by authorized person.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.